UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): (January 2, 2026) (January 1, 2026)

Commerce Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Missouri	001-36502	43-0889454
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)
of incorporation

1000 Walnut, Kansas City, MO	64106
(Address of principal executive offices)	(Zip Code)

(816) 234-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
$5 Par Value Common Stock	CBSH	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated as of June 16, 2025 (the “Merger Agreement”), by and among Commerce Bancshares, Inc., a Missouri corporation (“Commerce”), CBI-Kansas, Inc., a Kansas corporation and direct wholly owned subsidiary of Commerce (“CBI-Kansas”), and FineMark Holdings, Inc., a Florida corporation (“FineMark”).

Effective on January 1, 2026 (the “Closing Date”), Commerce completed its previously announced all-stock acquisition of FineMark (the “Closing”). Pursuant to the Merger Agreement, on the Closing Date, FineMark merged with and into CBI-Kansas (the “Merger”) at the effective time of the Merger (the “Effective Time”), with CBI-Kansas surviving the Merger. Promptly following the Merger, FineMark National Bank & Trust, a nationally-chartered commercial bank and trust company and wholly owned subsidiary of FineMark, merged with and into Commerce Bank (“Commerce Bank”), a Missouri state-chartered trust company and wholly owned subsidiary of CBI-Kansas (the “Bank Merger”), with Commerce Bank continuing as the surviving bank in the Bank Merger.

Pursuant to the terms of the Merger Agreement, at the Effective Time, (i) each share of common stock, par value $0.01, of FineMark (“FineMark Common Stock”) issued and outstanding immediately prior to the Effective Time and (ii) each share of 7.25% Series B Non-Cumulative Perpetual Convertible Preferred Stock (“FineMark Preferred Stock”) issued and outstanding immediately prior to the Effective Time (on an as-converted-to-FineMark Common Stock basis in accordance with the Certificate of Designation of the FineMark Preferred Stock) (other than certain excluded shares as described in the Merger Agreement) was converted into the right to receive 0.7245 of a share (as adjusted in accordance with the Merger Agreement for a stock dividend paid by Commerce to Commerce shareholders of record as of December 2, 2025, as previously disclosed in the Form 8-K filed by Commerce on December 3, 2025) (the “Exchange Ratio”) of common stock, par value $5.00 per share, of Commerce (“Commerce Common Stock”), with cash (without interest) paid in lieu of fractional shares.

Pursuant to the Merger Agreement, at the Effective Time, each option to purchase shares of FineMark Common Stock (“FineMark Option”) granted under FineMark’s equity compensation plans that was outstanding immediately prior to the Effective Time fully vested (to the extent unvested) and was cancelled and converted into the right to receive from Commerce a cash payment equal to the product of (i) the number of shares of FineMark Common Stock subject to such FineMark Option as of immediately prior to the Effective Time multiplied by (ii) the excess, if any, of (A) the cashout price of such FineMark Option (as specified in the Merger Agreement) over (B) the exercise price per share of FineMark Common Stock subject to such FineMark Option as of immediately prior to the Effective Time. If the per share exercise price of a FineMark Option that was outstanding as of immediately prior to the Effective Time was equal to or greater than the cashout price of such FineMark Option (as specified in the Merger Agreement), such FineMark Option was cancelled at the Effective Time for no consideration.

Each outstanding restricted stock unit granted under FineMark’s equity compensation plans (“FineMark RSUs”) prior to the date of the Merger Agreement became vested and was settled prior to the Effective Time in exchange for one share of FineMark Common Stock (subject to reduction for shares withheld to satisfy tax obligations, as provided in the Merger Agreement), which converted into fully vested shares of Commerce Common Stock at the Effective Time in accordance with the Exchange Ratio.

Each FineMark RSU that was granted on or after the date of the Merger Agreement but prior to the Closing Date was cancelled and terminated at the Effective Time in exchange for a replacement restricted stock award of Commerce covering a number of shares of Commerce Common Stock (rounded to the nearest whole share) equal to the number of shares of FineMark Common Stock subject to such FineMark RSU award immediately prior to the Effective Time multiplied by the Exchange Ratio. Each replacement Commerce restricted stock award is generally subject to the same vesting schedule as the corresponding cancelled FineMark RSU.

In connection with the Merger, Commerce issued approximately 9.9 million shares of Commerce Common Stock, which had an aggregate value of approximately $528.5 million based on the closing price of Commerce Common Stock on December 23, 2025. Each share of Commerce Common Stock outstanding prior to the Merger remained outstanding and unaffected by the Merger. The issuance of shares of Commerce Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-289873) filed by Commerce with the Securities and Exchange Commission (the “SEC”) on August 27, 2025, as amended, and declared effective on September 10, 2025.

The foregoing description of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 7.01.	Regulation FD Disclosure.

On January 1, 2026, Commerce issued a press release announcing the Closing. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01, as well as Exhibit 99.1 referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 16, 2025, by and among Commerce Bancshares, Inc., CBI-Kansas, Inc. and FineMark Holdings, Inc. (incorporated by reference to Exhibit 2.1 of Commerce Bancshares, Inc.’s Form 8-K filed with the SEC on June 17, 2025 (File No. 001-36502)).

99.1	Press Release of Commerce Bancshares, Inc., dated January 1, 2026.

107	104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE BANCSHARES, INC.

By:	/s/ Paul A. Steiner
Paul A. Steiner
Controller (Chief Accounting Officer)

Date: January 2, 2026